                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report    July 16, 1998

                            WASTE CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                         0-19674                 94-3283464
(State or other jurisdiction         (Commission File Number)    (IRS Employer
 of incorporation)                                                Identification No.)


         2260 Douglas Boulevard, Suite 280, Roseville, California 95661
          (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code (916) 772-2221

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.     Acquisition or Disposition of Assets

            On July 1, WCI filed a Form 8-K describing its acquisition on June 17, 1998, of the stock of Arrow Sanitary Service, Inc., an Oregon corporation doing business as "Oregon Paper Fiber" ("OPF"). Certain financial statements of OPF and certain pro forma financial data were not then available and therefore were not included in the July 1, 1998, Form 8-K filing. WCI hereby amends its Form 8-K filed on July 1, 1998, to include the financial statements and pro forma financial information set forth below in Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) Financial Statements of Businesses Acquired.

    Arrow Sanitary Service, Inc.

        Report of Ernst & Young LLP, Independent Auditors
        Balance Sheets as of September 30, 1997 (Audited) and
           March 31, 1998 (Unaudited)
        Statements of Income and Retained Earnings for the year ended September 30, 1997 (Audited) and the six months ended March 31, 1997 and 1998 (Unaudited)
        Statements of Cash Flows for the year ended September 30, 1997 (Audited) and the six months ended March 31, 1997 and 1998 (Unaudited)
        Notes to Financial Statements

    (b) Pro Forma Financial Information.

    Waste Connections, Inc. Unaudited Pro Forma Financial Statements

        Introduction to Unaudited Pro Forma Consolidated
           Financial Statements
        Unaudited Pro Forma Consolidated Statement of
           Operations for the year ended December 31, 1997 Unaudited Pro Forma Consolidated Statement of
           Operations for the three months ended March 31, 1998 Notes to Unaudited Pro Forma Consolidated Statements
           of Operations
        Unaudited Pro Forma Consolidated Balance Sheet as of
           March 31, 1998
        Notes to Unaudited Pro Forma Consolidated Balance Sheet

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Arrow Sanitary Service, Inc.

     We have audited the accompanying balance sheet of Arrow Sanitary Service, Inc. as of September 30, 1997, and the related statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Sanitary Service, Inc. at September 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Sacramento, California
July 8, 1998

                          ARROW SANITARY SERVICE, INC.

                                 BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                              SEPTEMBER 30,     MARCH 31,
                                                                  1997            1998
                                                              -------------    -----------
                                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................     $  205          $  274
  Accounts receivable.......................................        520             694
  Prepaid expenses and other current assets.................         37              48
                                                                 ------          ------
          Total current assets..............................        762           1,016
Property and equipment, net.................................        815             926
Intangible assets, net......................................        121             118
Other assets................................................         48              13
                                                                 ------          ------
                                                                 $1,746          $2,073
                                                                 ======          ======

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $  470          $  439
  Deferred revenue..........................................         11              11
  Accrued liabilities.......................................        151             213
  Current portion of long-term debt.........................        168             154
                                                                 ------          ------
          Total current liabilities.........................        800             817
Long-term portion of capital lease obligations..............         --              45
Long-term debt..............................................        429             450
Deferred income taxes.......................................         34              46
Commitments and contingencies (Note 4)
Shareholders' equity:
  Common stock: no par value; 1,000 shares authorized; 600
     shares issued and outstanding..........................         47              47
  Treasury stock payments...................................        (25)            (25)
  Retained earnings.........................................        461             693
                                                                 ------          ------
          Total shareholders' equity........................        483             715
                                                                 ------          ------
                                                                 $1,746          $2,073
                                                                 ======          ======

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                             (DOLLARS IN THOUSANDS)

                                                                               SIX MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              SEPTEMBER 30,    ----------------
                                                                  1997          1997      1998
                                                              -------------    ------    ------
                                                                                 (UNAUDITED)
Revenues....................................................     $6,209        $2,872    $3,148
Operating expenses:
  Cost of operations........................................      4,970         2,080     2,255
  Selling, general and administrative.......................        776           448       369
  Depreciation and amortization.............................        143            70        85
                                                                 ------        ------    ------
Income from operations......................................        320           274       439
Interest expense............................................        (72)          (39)      (30)
Other income (expense), net.................................         (2)           (5)       40
                                                                 ------        ------    ------
Income before income taxes..................................        246           230       449
Income tax expense..........................................       (117)          (98)     (217)
                                                                 ------        ------    ------
Net income..................................................        129           132       232
Retained earnings, beginning of period......................        332           332       461
                                                                 ------        ------    ------
Retained earnings, end of period............................     $  461        $  464    $  693
                                                                 ======        ======    ======

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                                               SIX MONTHS ENDED
                                                               YEAR ENDED         MARCH 31,
                                                              SEPTEMBER 30,    ----------------
                                                                  1997          1997      1998
                                                              -------------    ------    ------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................      $ 129        $ 132     $ 232
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................        143           70        85
     Deferred income taxes..................................         34           --        12
     Gain on sale of property and equipment.................         (2)          --        --
     Changes in operating assets and liabilities:
       Accounts receivable..................................         (2)        (105)     (174)
       Prepaid expenses and other current assets............         19           17       (11)
       Other assets.........................................          1            2        35
       Accounts payable.....................................         43          (46)      (31)
       Accrued liabilities..................................         70          110        62
                                                                  -----        -----     -----
  Net cash provided by operating activities.................        435          180       210
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment...........       (117)         (80)     (134)
  Treasury stock payments...................................         (5)          --        --
                                                                  -----        -----     -----
Net cash used in investing activities.......................       (122)         (80)     (134)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................  --.......          200        97
  Principal payments on long-term debt......................       (191)        (298)     (104)
                                                                  -----        -----     -----
Net cash used in financing activities.......................       (191)         (98)       (7)
                                                                  -----        -----     -----
Net increase in cash........................................        122            2        69
Cash and cash equivalents, beginning of period..............         83           83       205
                                                                  -----        -----     -----
Cash and cash equivalents, end of period....................      $ 205        $  85     $ 274
                                                                  =====        =====     =====
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION AND
  NON-CASH TRANSACTIONS:
Cash paid for interest......................................      $  74        $  39     $  33
                                                                  =====        =====     =====

                            See accompanying notes.

                          ARROW SANITARY SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

     Arrow Sanitary Service, Inc. (the "Company") is a regional, integrated, non-hazardous solid waste services company that provides collection, hauling and disposal of recyclable materials for residential and commercial customers in various counties of Oregon and Washington in and around Portland, Oregon.

SALE OF THE COMPANY

     On June 17, 1998, the Company's shareholders entered into an agreement to sell all capital stock in the Company to Waste Connections, Inc. ("WCI") for cash and common stock of WCI.

INTERIM FINANCIAL INFORMATION

     The unaudited interim financial statements as of March 31, 1998 and for the six months ended March 31, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended September 30, 1998.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company's customer base. Credit losses have been within management's expectations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets, or lease term, whichever is shorter.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 1. ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     The estimated useful lives of property and equipment are as follows:

Buildings...............................................      30 years
Machinery and equipment.................................  3 - 10 years
Rolling stock...........................................      10 years
Furniture and fixtures..................................   3 - 6 years
Containers..............................................  5 - 12 years

INTANGIBLE ASSETS

     Intangible assets are comprised of the following at September 30, 1997:

Goodwill....................................................  $126
Covenant not to compete.....................................    12
                                                              ----
                                                               138
Accumulated amortization....................................   (17)
                                                              ----
                                                              $121
                                                              ====

     Goodwill represents the excess of the purchase price over the fair value of the net assets of entities previously acquired by the Company and is amortized on a straight-line basis over the period of expected benefit of 40 years. The covenant not to compete is amortized on a straight-line basis over the period of expected benefit of 5 years.

REVENUE RECOGNITION

     The Company recognizes revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

     The Company uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SIGNIFICANT CUSTOMERS AND SUPPLIERS

     The Company has three major customers which represent 21%, 14% and 11% of total sales, respectively, for the year ended September 30, 1997. In addition, the Company purchases a substantial portion of its recyclable materials and equipment from four major suppliers.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1997            1998
                                                       -------------    -----------
                                                                        (UNAUDITED)
Land.................................................     $   121         $   121
Buildings............................................         168             168
Machinery and equipment..............................         480             593
Rolling stock........................................       1,026           1,028
Furniture and fixtures...............................         104             109
Containers...........................................         296             342
                                                          -------         -------
                                                            2,195           2,361
Less accumulated depreciation and amortization.......      (1,380)         (1,435)
                                                          -------         -------
                                                          $   815         $   926
                                                          =======         =======

 3. FINANCING ARRANGEMENTS

BANK LINE OF CREDIT

     The Company maintains a revolving line of credit with a financial institution. Under the agreement, the Company may borrow an amount up to $150. Interest on the revolving line of credit accrues at the financial institution's prime rate (8.5% at September 30, 1997) plus 1.5%. The agreement provides that the Company comply with various financial and other covenants. The line of credit had no amounts outstanding at September 30, 1997.

LONG-TERM DEBT

     Long-term debt as of September 30, 1997 consists of the following:

Contract financing notes payable bearing interest at 9%;
  payable in monthly installments of principal and interest
  (ranging from $1 to $2); maturing between October 20, 1998 and November 15, 2004.....................................  $159
Mortgage financing notes payable bearing interest at 8.25%;
  payable in monthly installments of principal and interest
  of $1; maturing on January 20, 2022; secured by certain
  real estate...............................................   139
Equipment financing notes payable bearing interest (ranging
  from 8.5% to 10.75%); payable in monthly installments of
  principal (ranging from $2 to $5) plus interest; maturing
  on March 20, 1998 and October 12, 2000; secured by the
  Company's accounts receivable, inventory, equipment, and
  certain other assets......................................   299
                                                              ----
                                                               597
Less: current portion.......................................   168
                                                              ----
Long-term debt..............................................  $429
                                                              ====

     One of the equipment financing notes, with no outstanding balance at September 30, 1997, contains certain restrictive covenants, which among other things require that specified financial balances and ratios be maintained, restrict the payment of dividends and prohibit the incurrence of additional indebtedness.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. FINANCING ARRANGEMENTS (CONTINUED)
     As of September 30, 1997, aggregate contractual future principal payments by fiscal year on long-term debt are due as follows:

1998........................................................  $168
1999........................................................   121
2000........................................................    81
2001........................................................    27
2002........................................................    26
Thereafter..................................................   174
                                                              ----
                                                              $597
                                                              ====

 4. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

     The Company leases its facilities and certain equipment under noncancelable operating leases. Rent expense under these agreements approximated $50 for the year ended September 30, 1997.

     The future minimum lease payments under these agreements as of September 30, 1997 are as follows:

1998........................................................  $ 54
1999........................................................    54
2000........................................................    49
2001........................................................    48
2002........................................................    48
Thereafter..................................................   494
                                                              ----
                                                              $747
                                                              ====

CONTINGENCIES

  Legal Proceedings

     In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens' groups or adjacent landowners in connection with the permitting and licensing of landfills and transfer stations, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

     In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the waste management business. However, as of September 30, 1997, there is

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

 4. COMMITMENTS AND CONTINGENCIES (CONTINUED) no current proceeding or litigation involving the Company that the Company believes will have a material adverse impact on the Company's business, financial condition, results of operations or cash flows.

  Employees

     Approximately 13 of the Company's route drivers are represented by the Teamsters Union. The Company entered into a three-year collective bargaining agreement in March 1998. The Company is not aware of any other organizational efforts among its employees and believes that its relations with its employees are good.

5. 401(k) PLAN

     The Company has a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible employees of the Company. Under the 401(k) Plan the Company is required to match 3% of employees' contributions up to a maximum of 6% of the employees' wages once the employee contributes a minimum of 3%. The Company will match 100% of employee contributions between 3 and 6%. Sixteen of twenty-one eligible employees participated in the plan with minimum contributions of at least 3%. During the year ended September 30, 1997, the Company's 401(k) Plan expense was approximately $35.

6. INCOME TAXES

     The provision for income taxes for the year ended September 30, 1997 consists of the following:

Current:
  Federal...................................................  $ 60
  State.....................................................    23

Deferred:
  Federal...................................................    29
  State.....................................................     5
                                                              ----
                                                              $117
                                                              ====

     Deferred taxes result from temporary differences in the recognition of certain expense items for income tax and financial reporting purposes. The Company's deferred taxes as of September 30, 1997 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

     The principal reasons for the difference between the effective income tax rate and the federal statutory income tax rate are as follows:

Federal expense expected at statutory rates.................  $ 84
State and local income taxes, net of Federal benefit........    15
Officers life insurance expense.............................    17
Other.......................................................     1
                                                              ----
                                                              $117
                                                              ====

     The Company paid $10 for income taxes during the year ended September 30, 1997.

                          ARROW SANITARY SERVICE, INC.

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)
                  (INFORMATION RELATING TO MARCH 31, 1998 AND
           THE SIX MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

7. YEAR 2000 (UNAUDITED)

     The Company will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Company has not incurred any costs related to the Year 2000 project. The Company does not believe that its expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect the Company's operations.

                            WASTE CONNECTIONS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998 assumes the Company's acquisition of Arrow Sanitary Service, Inc. occurred on that date. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998, give effect to the business combinations involving Waste Connections, Inc., (the "Company"), its predecessors, Madera Disposal Systems, Inc. ("Madera") and Arrow Sanitary Service, Inc. ("Arrow"). Such combinations were accounted for using the purchase method of accounting.

     The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. The Company has not and cannot quantify all of these savings due to the short period of time since the predecessor, Madera, and Arrow acquisitions occurred. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's corporate management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the Unaudited Pro Forma Consolidated Financial Statements.

     The Unaudited Pro Forma Consolidated Financial Statements include certain adjustments to the historical financial statements, including adjusting depreciation expense to reflect purchase price allocations, adjusting interest expense to reflect acquisition-related debt and the related income tax effects of these adjustments.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's financial position or results of operations for any future period. Because the Company, its predecessors, Madera, and Arrow were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus, as well as information included under the headings "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included elsewhere herein.

                            WASTE CONNECTIONS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                         PRO FORMA
                                        WASTE                                             ADJUSTED
                                     CONNECTIONS,                                          WASTE
                                         INC.                                           CONNECTIONS,
                                     PERIOD FROM                       PRO FORMA          INC. AND         MADERA
                                      INCEPTION     PREDECESSORS      ADJUSTMENTS       PREDECESSORS      DISPOSAL
                                      (SEPTEMBER    COMBINED NINE   TO COMBINE WASTE      COMBINED      SYSTEMS, INC.
                                     9, 1997) TO    MONTHS ENDED      CONNECTIONS,       YEAR ENDED      YEAR ENDED
                                     DECEMBER 31,   SEPTEMBER 30,       INC. AND        DECEMBER 31,    DECEMBER 31,
                                         1997           1997          PREDECESSORS          1997            1997
                                     ------------   -------------   ----------------   --------------   -------------
Revenues...........................   $   6,237        $18,114           $   --           $24,351          $7,845
Operating expenses:
 Cost of operations................       4,703         14,753             (146)(a)        19,015           5,289
                                                                           (195)(b)
                                                                           (100)(c)
 Selling, general and
   administrative..................         619          3,009             (570)(d)         2,926           1,041
                                                                           (132)(e)
 Depreciation and amortization.....         354          1,083               81(f)          1,416             627
                                                                           (102)(g)
 Start-up and integration..........         493             --               --               493              --
 Stock compensation................       4,395             --               --             4,395              --
                                      ---------        -------           ------           -------          ------
Income (loss) from operations......      (4,327)          (731)           1,164            (3,894)            888
Interest expense...................      (1,035)          (456)             456(h)         (1,253)           (280)
                                                                           (218)(h)
Other income (expense), net........         (36)            14               --               (22)            173
                                      ---------        -------           ------           -------          ------
Income (loss) before (provision)
 benefit for income taxes..........      (5,398)        (1,173)           1,402            (5,169)            781
(Provision) benefit for income
 taxes.............................         332             --             (561)(i)           240              --
                                                                            469(j)
                                      ---------        -------           ------           -------          ------
Net income (loss)..................   $  (5,066)       $(1,173)          $1,310           $(4,929)         $  781
                                      =========        =======           ======           =======          ======
Redeemable convertible preferred
 stock accretion...................   $    (531)
                                      ---------
Net loss applicable to common
 stockholders......................   $  (5,597)
                                      =========
Basic net loss per common share....   $   (2.99)
                                      =========
Shares used in the per share
 calculation.......................   1,872,567
                                      =========


                                         ARROW
                                        SANITARY
                                     SERVICE, INC.
                                          YEAR
                                         ENDED                        PRO FORMA
                                     SEPTEMBER 30,     PRO FORMA         AS
                                          1997        ADJUSTMENTS     ADJUSTED
                                     --------------   -----------     ---------
Revenues...........................      $6,209              --       $  38,405
Operating expenses:
 Cost of operations................       4,970              --          29,274
 Selling, general and
   administrative..................         776             (83)(k)       4,660
 Depreciation and amortization.....         143            (377)(l)       2,360
                                                            364(m)
                                                            (78)(q)
                                                            265(r)
 Start-up and integration..........          --              --             493
 Stock compensation................          --              --           4,395
                                         ------         -------       ---------
Income (loss) from operations......         320             (91)         (2,777)
Interest expense...................         (72)            280(n)       (2,756)
                                                           (897)(o)
                                                             72(s)
                                                           (606)(t)
Other income (expense), net........          (2)             --             149
                                         ------         -------       ---------
Income (loss) before (provision)
 benefit for income taxes..........         246          (1,242)         (5,384)
(Provision) benefit for income
 taxes.............................        (117)           (297)(p)         250
                                                            198(i)
                                                            226(u)
                                         ------         -------       ---------
Net income (loss)..................      $  129         $(1,115)      $  (5,134)
                                         ======         =======       =========
Redeemable convertible preferred
 stock accretion...................                                   $    (531)
                                                                      ---------
Net loss applicable to common
 stockholders......................                                   $  (5,665)
                                                                      =========
Basic net loss per common share....                                   $   (2.72)
                                                                      =========
Shares used in the per share
 calculation.......................                                   2,086,317
                                                                      =========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                           WASTE
                                        CONNECTIONS,
                                            INC.            MADERA
                                        CONSOLIDATED       DISPOSAL        ARROW SANITARY
                                           THREE           SYSTEMS,        SERVICE, INC.
                                           MONTHS          INC. ONE         THREE MONTHS
                                           ENDED          MONTH ENDED          ENDED                            PRO FORMA
                                         MARCH 31,        JANUARY 31,        MARCH 31,       PRO FORMA          COMBINED
                                            1998             1998               1998        ADJUSTMENTS        AS ADJUSTED
                                        ------------   -----------------   --------------   -----------        -----------
Revenues..............................   $   7,601           $ 611             $1,551          $  --            $   9,763
Operating expenses:
  Cost of operations..................       5,397             412              1,145             --                6,954
  Selling, general and
     administrative...................         770             112                183            (19)(k)            1,046
  Depreciation and amortization.......         541              69                 40            (19)(l)(m)           676
                                                                                                  45(q)(r)
  Stock compensation..................         320              --                 --                                 320
                                         ---------           -----             ------          -----            ---------
Income (loss) from operations.........         573              18                183             (7)                 767
Interest expense......................        (301)           (289)               (14)            14(s)              (742)
                                                                                                (152)(t)
Other income (expense), net...........          --              16                  4             --                   20
                                         ---------           -----             ------          -----            ---------
Income (loss) before (provision)
  benefit for income taxes............         272            (255)               173           (145)                  45
(Provision) benefit for income
  taxes...............................        (237)             --                (75)            83(p)(i)           (167)
                                                                                                  62(u)
                                         ---------           -----             ------          -----            ---------
Net income (loss).....................   $      35           $(255)            $   98          $  --            $    (122)
                                         =========           =====             ======          =====            =========
Redeemable convertible preferred stock
  accretion...........................   $    (572)                                                             $    (572)
                                         ---------                                                              ---------
Net loss applicable to common
  stockholders........................   $    (537)                                                             $    (694)
                                         =========                                                              =========
Basic net loss per common share.......   $   (0.23)                                                             $   (0.27)
                                         =========                                                              =========
Shares used in the per share
  calculations:
  Basic...............................   2,311,111                                                              2,524,861
                                         =========                                                              =========

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

     ASSUMPTIONS. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997, and for the three months ended March 31, 1998 are presented as if the acquisitions of the Company's predecessors, Madera and Arrow had occurred on January 1, 1997.

     ACQUISITIONS. The acquisitions are being accounted for under the purchase method of accounting for business combinations. Certain items affecting the purchase prices and their allocations are preliminary. The preliminary purchase prices of Madera and Arrow consist of the following:

                                                             MADERA     ARROW
                                                            --------   -------
Cash paid to shareholders...............................      $6,949   $ 7,656
Common stock issued.....................................       7,500     3,045
Liabilities assumed.....................................       4,256     1,358
Acquisition costs.......................................         180        95
Common stock warrants issued............................         954        --
                                                            --------   -------
                                                             $19,839   $12,154
                                                            ========   =======

     The Company has preliminary allocated the purchase prices as follows:

                                                             MADERA     ARROW
                                                            --------   -------
Tangible assets purchased...............................      $4,534   $ 1,334
Goodwill................................................      14,580    10,770
Covenant not to compete.................................          --        50
Long-term franchise agreements and contracts............         725        --
                                                            --------   -------
                                                             $19,839   $12,154
                                                            ========   =======

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated statements of operations:

     (a) To eliminate BFI corporate environmental expense allocation related to BFI landfill closure costs which do not exist for the Company.

     (b) To record amortization of the loss contract accrual that was recorded in connection with the acquisitions of the predecessor operations. The loss contract accrual is being amortized to operating expenses over the related terms of the loss contracts which range from 6 to 65 months. The loss contract accrual represents the estimated incremental losses to the Company related to certain unfavorable contracts the Company acquired in connection with the acquisition of the predecessor operations.

     (c) To reduce facilities lease expense to the amounts provided for in the sublease agreement entered into with BFI in connection with the acquisitions of the predecessor operations. The sublease agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

     (d) To reduce BFI corporate overhead expense allocations to the amount of corporate overhead currently being incurred by the Company.

     (e) To eliminate consulting expenses incurred by BFI related to the acquisition of The Disposal Group which the Company did not assume in connection with the acquisitions of the predecessors. The non-assumption of the consulting agreement was directly attributable to, a required element of, and a condition to the closing of the acquisition.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

     (f) To increase depreciation for the increase in the property and equipment's carrying value to fair value related to the Madera acquisition.

     (g) To decrease goodwill amortization for the lower goodwill amount recorded by the Company in connection with its acquisition of the predecessor operations.

     (h) To eliminate the predecessor's interest expense and record interest expense on the debt obligations incurred by the Company in connection with the acquisitions of the predecessors.

     (i) To record the estimated tax provision associated with the pro forma adjustments for the Madera acquisition using the Company's estimated effective tax rate of 40%.

     (j) To record an income tax benefit for the net operating loss incurred by the Company's predecessors for the nine months ended September 30, 1997 using the Company's effective tax rate of 40%.

     (k) To adjust officers' salaries to levels provided for in the new employment agreements which were directly attributable to, required elements of, and a condition to the closing of the Madera acquisition.

     (l) To reduce depreciation for the reduction in the property and equipment's carrying value to fair value related to the Madera acquisition.

     (m) To increase goodwill amortization for the increase in goodwill resulting from the Madera acquisition. Goodwill is being amortized over a term of 40 years.

     (n) To eliminate interest expense associated with the outstanding debt obligations of Madera which were paid-off in connection with the acquisition.

     (o) To record interest expense on the additional long-term debt obligations incurred by the Company in connection with the Madera acquisition.

     (p) To record income taxes for Madera, which was a subchapter S corporation for income tax purposes for all periods prior to its acquisition by the Company. The effective income tax rate used was 38%.

     (q) To reduce depreciation for the reduction in property and equipment's carrying value to fair value related to the Arrow acquisition.

     (r) To increase goodwill and covenant not to compete amortization for the increases resulting from the Arrow acquisition. Goodwill is amortized over a term of 40 years and the covenant not to compete is amortized over a term of five years.

     (s) To eliminate interest expense associated with the debt obligations of Arrow which were paid off in connection with the acquisition.

     (t) To record interest expense on the additional long-term debt obligations incurred by the Company in connection with the Arrow acquisition.

     (u) To record the estimated tax provision associated with the pro forma adjustments for the Arrow acquisition at an estimated effective tax rate of 38%.

                            WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     PRO FORMA PER SHARE DATA. The shares used in computing the unaudited pro forma net loss per share for the year ended December 31, 1997, and the three months ended March 31, 1998 are based upon the pro forma number of common shares as summarized in the table below. See Note 1 of the Company's Notes to Financial Statements included elsewhere herein for information concerning the computation of basic and diluted net income (loss) per share.

                                                                    THREE MONTHS
                                                     YEAR ENDED        ENDED
                                                    DECEMBER 31,     MARCH 31,
                                                        1997            1998
                                                    ------------    ------------
Company weighted average shares outstanding.......    1,872,567       2,311,111
Shares issued in connection with the acquisition
  of Arrow........................................      213,750         213,750
                                                     ----------     -----------
Shares used in calculating pro forma basic net
  loss per share..................................    2,086,317       2,524,861
                                                     ==========     ===========

     ACQUISITION COSTS. The Company incurred costs of $180 related to the Madera acquisition, which have been factored into the purchase price. Costs incurred by Madera were expensed as incurred. The Company incurred costs of $95 related to the Arrow acquisition, which have been factored into the purchase price. Costs incurred by Arrow were expensed as incurred.

     CONTINGENT PAYMENTS. In connection with the Madera acquisition the Company is required to pay contingent consideration to certain former Madera shareholders, subject to their involvement in specified events that give rise to the consideration. No amounts related to these contingent payments have been included in the pro forma financial statements as the events which would give rise to such payments have not yet occurred.

     OTHER. The Professional Cleaning business of Madera ceased operations in July 1997. This business had revenues of $193 and an operating loss of $215 during the year ended December 31, 1997.

     Shortly before the acquisition of the predecessor operations by the Company, BFI amended a franchise agreement with a municipality which provided for a reduction in the franchise fees. Had this amended franchise agreement been in effect as of January 1, 1997, pro forma cost of operations would have been approximately $135 lower during the year ended December 31, 1997.

                            WASTE CONNECTIONS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998

                                 (IN THOUSANDS)

                                                                  ARROW
                                                 WASTE           SANITARY
                                           CONNECTIONS, INC.     SERVICE,     PRO FORMA        PRO FORMA
                                              CONSOLIDATED         INC.      ADJUSTMENTS      AS ADJUSTED
                                           ------------------    --------    -----------      -----------
ASSETS
Current assets:
  Cash...................................       $ 2,386           $  274       $(7,751)(1)      $ 2,199
                                                                                  (510)(4)
                                                                                 7,800(5)
  Accounts receivable, net...............         4,198              694            --            4,892
  Prepaid expenses and other current
     assets..............................         1,061               48            --            1,109
                                                -------           ------       -------          -------
          Total current assets...........         7,645             1016          (461)           8,200
Property and equipment, net..............         7,316              926          (613)(2)        7,629
Goodwill, net............................        24,935               --        10,770(3)        35,705
Other intangible assets..................            --              118          (118)(2)           50
                                                                                    50(3)
Other assets.............................         1,137               13            (8)(2)        1,142
                                                -------           ------       -------          -------
                                                $41,033           $2,073       $ 9,620          $52,726
                                                =======           ======       =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................       $ 3,661           $  439       $    --          $ 4,100
  Deferred revenue.......................           972               11            --              983
  Accrued liabilities....................         1,701              213            --            1,914
  Current portion of long term debt......            --              154          (154)(4)           --
  Current portion of accrued losses on
     acquired contracts..................           323               --            --              323
                                                -------           ------       -------          -------
          Total current liabilities......         6,657              817          (154)           7,320
Accrued losses on acquired contracts.....         1,149               --            --            1,149
Long-term debt, net......................        16,289              495          (356)(4)       24,228
                                                                                 7,800(5)            --
Deferred income taxes....................           162               46            --              208
Redeemable convertible preferred stock...         8,095               --            --            8,095
Redeemable common stock..................         7,500               --            --            7,500
Stockholders' equity:
  Common stock...........................            24               47             2(6)            26
                                                                                   (47)(7)
  Additional paid-in capital.............         8,114                          3,043(6)        11,157
  Treasury stock payments................            --              (25)           25(7)            --
  Stockholder notes receivable...........           (82)              --            --              (82)
  Deferred stock compensation............          (741)              --            --             (741)
  Retained earnings (deficit)............        (6,134)             693          (693)(7)       (6,134)
                                                -------           ------       -------          -------
          Total stockholders' equity.....         1,181              715         2,330            4,226
                                                -------           ------       -------          -------
                                                $41,033           $2,073       $ 9,620          $52,726
                                                =======           ======       =======          =======

                            See accompanying notes.

                            WASTE CONNECTIONS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     ASSUMPTIONS. The unaudited pro forma consolidated balance sheet as of March 31, 1998 is presented as if the acquisition of Arrow had occurred on March 31, 1998.

     PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet to reflect the acquisition of Arrow.

         (1) Cash payments to the former shareholders of Arrow ($7,656) and payment of acquisition costs ($95).

         (2) To reduce the property, plant and equipment ($613) and intangibles ($126) acquired from Arrow to fair value.

         (3) To record the excess of the purchase price over the net assets acquired from Arrow for goodwill and intangible assets of $10,770 and $50. respectively.

         (4) To pay off certain of the outstanding debt obligations of Arrow.

         (5) To record additional long term debt associated with the acquisition of Arrow.

         (6) To record the common stock issued in connection with the acquisition of Arrow.

         (7) To eliminate the equity accounts of Arrow.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WASTE CONNECTIONS, INC.
                                        (Registrant)




Date: July 16, 1998                     By /s/ RONALD J. MITTELSTAEDT
                                          ------------------------------------
                                        Ronald J. Mittelstaedt
                                        President and Chief Executive Officer